Exhibit 10.1

RiT TECHNOLOGIES LTD.
CONSOLIDATED BALANCE SHEET (U.S GAAP)
(U.S dollars in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	4,140	6,163
Marketable securities	570	570
Accounts receivable:
Trade, net	2,446	3,632
Other	897	684
Inventories	4,989	6,920
Total current assets	13,042	17,969

Property and Equipment
Cost	3,222	3,181
Less - accumulated depreciation	2,817	2,610
	405	571
Long-term Investment	1,389	1,182
Total assets	14,836	19,722

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accruals:
Trade	2,593	2,143
Other	2,346	2,445
Total current liabilities	4,939	4,588

Long-term Liabilities
Liability for severance pay	1,933	1,700
Total long-term liabilities	1,933	1,700
Total liabilities	6,872	6,288

Shareholders' Equity
Share capital	260	260
Additional paid-in capital	23,698	23,698
Capital reserves	230	230
Accumulated other comprehensive income	24	24
Notes receivable from employees	(27)	(27)
Accumulated deficit	(16,221)	(10,751)
Total shareholders' equity	7,964	13,434
Total liabilities and shareholders' equity	14,836	19,722